Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Phone: 770-419-3355	/ Lynn Lewis
CryoLife D. Ashley Lee Executive Vice President, Chief Financial Officer and Chief Operating Officer Phone: 770-419-3355	Gilmartin Group LLC Brian Johnston / Lynn Lewis Phone: 631-807-1986 investors@cryolife.com

CryoLife Reports Third Quarter 2020 Financial Results

Third Quarter and Recent Business Highlights:

•	Achieved total revenues of $65.1 million in the third quarter 2020 versus $67.9 million in the third quarter of 2019
o	Total revenues decreased 4% on a GAAP and non-GAAP constant currency basis versus third quarter 2019
o	Excluding TMR, third quarter revenues decreased 2% on a GAAP and non-GAAP constant currency basis versus third quarter 2019
•	Achieved net loss of ($2.9) million, or ($0.08) per share
•	Achieved non-GAAP net income of $4.9 million, or $0.13 per share
•	Completed acquisition of Ascyrus Medical LLC

ATLANTA, GA – (November 4, 2020) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the third quarter ended September 30, 2020.

“Our performance in the third quarter further validated our belief that the majority of products in our portfolio are used in procedures that cannot be postponed or delayed for long.  We believe our business is weathering the pandemic well and we continue to progress on our strategic initiatives,” commented Pat Mackin, Chairman, President, and Chief Executive Officer.  "We saw an improvement in procedure volumes sequentially month to month from July to September with a corresponding increase in revenue growth over those months.  Our manufacturing facilities continue to run at near capacity and our supply chain remains largely intact.  We have continued to fund R&D programs related to products that we believe will deliver revenue in 2021 and 2022, including our regulatory approvals for U.S. PerClot PMA, BioGlue China and PROACT Mitral.  Lastly, we completed the acquisition of Ascyrus Medical LLC, further strengthening our innovative portfolio of products focused on aortic repair and increasing our total addressable market opportunity to over $6 billion, providing us adequate opportunity to drive our financial performance for years to come.  Given these achievements in the third quarter, we remain optimistic that we will deliver on our growth strategy and remain in a position of strength through 2021.”

Third Quarter Financial Results

Total revenues for the third quarter of 2020 were $65.1 million, reflecting a decrease of (4%) on a GAAP and non-GAAP constant currency basis, both compared to the third quarter of 2019.  Revenue performance across all product lines reflected the impact of the COVID-19 pandemic on the number of procedures using our products.

Net loss for the third quarter of 2020 was ($2.9) million, or ($0.08) per fully diluted common share, compared to net loss of ($134,000), or less than $0.01 per fully diluted common share for the third quarter of 2019.  Non-GAAP net income for the third quarter of 2020 was $4.9 million, or $0.13 per fully diluted common share, compared to non-GAAP net income of $2.5 million, or $0.07 per fully diluted common share for the third quarter of 2019.

2020 Financial Outlook

Due to continued uncertainties resulting from the COVID-19 pandemic, the Company is not issuing 2020 financial guidance at this time.

The Company's financial performance for 2020 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company's non-GAAP net income and non-GAAP EBITDA results exclude (as applicable) business development,  integration, and severance expense, amortization expense, non-cash interest expense, loss on foreign currency revaluation, stock-based compensation expense, and corporate rebranding expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.  The Company has excluded the impact of changes in currency exchange from certain revenues to evaluate growth rates on a constant currency basis.  The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast later today, November 4, 2020 at 4:30 p.m. ET to discuss the results followed by a question and answer session.  To listen to the live teleconference, please dial 201-689-8261.  A replay of the teleconference will be available through November 11, 2020 and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The Conference ID for the replay is 13712302. The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 100 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Forward Looking Statements

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our beliefs that the majority of products in our portfolio are used in procedures that cannot be postponed or delayed for long; our business is weathering the pandemic well; we continue to progress on our strategic initiatives; certain of our products will deliver revenue in 2021 and 2022; and, with the  acquisition of Ascyrus Medical LLC, our portfolio of products focused on aortic repair is strengthened, increases our total addressable market opportunity to over $6 billion, and will provide us adequate opportunity to drive our financial performance for years to come. They also include that we remain optimistic that we will deliver on our growth strategy and remain in a position of strength through 2021.  These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including that the benefits anticipated from the Ascyrus Medical LLC transaction may not be achieved and the continued effects of COVID-19 and government mandates implemented to address the pandemic.  These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2019.  CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CryoLife, Inc. and Subsidiaries

Financial Highlights

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Revenues:
Products	$45,109	$47,484	$128,797	$147,053
Preservation services	20,022	20,397	56,534	59,472
Total revenues	65,131	67,881	185,331	206,525

Cost of products and preservation services:
Products	12,998	12,706	36,078	41,021
Preservation services	9,001	9,953	26,060	29,043
Total cost of products and preservation services	21,999	22,659	62,138	70,064

Gross margin	43,132	45,222	123,193	136,461

Operating expenses:
General, administrative, and marketing	33,743	34,259	105,033	105,402
Research and development	5,755	6,259	17,633	17,648
Total operating expenses	39,498	40,518	122,666	123,050

Operating income	3,634	4,704	527	13,411

Interest expense	4,940	3,555	11,980	11,260
Interest income	(13)	(259)	(181)	(608)
Other expense, net	2,888	2,400	5,810	2,662

(Loss) income before income taxes	(4,181)	(992)	(17,082)	97
Income tax benefit	(1,311)	(858)	(3,858)	(2,304)

Net (loss) income	$(2,870)	$(134)	$(13,224)	$2,401

(Loss) income per common share:
Basic	$(0.08)	$(0.00)	$(0.35)	$0.06
Diluted	$(0.08)	$(0.00)	$(0.35)	$0.06

Weighted-average common shares outstanding:
Basic	37,912	37,255	37,608	37,065
Diluted	37,912	37,255	37,608	37,850

Net (loss) income	$(2,870)	$(134)	$(13,224)	$2,401
Other comprehensive income (loss):
Foreign currency translation adjustments	8,698	(8,017)	8,669	(8,803)
Comprehensive income (loss)	$5,828	$(8,151)	$(4,555)	$(6,402)

CryoLife, Inc. and Subsidiaries

Financial Highlights

 (In thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Products:
BioGlue	$15,811	$15,679	$44,985	$50,834
JOTEC	15,290	15,774	43,932	48,936
On-X	12,067	12,610	34,385	36,751
PhotoFix	1,134	1,087	3,056	2,752
PerClot	724	980	2,081	2,814
CardioGenesis cardiac laser therapy	83	1,354	358	4,966
Total products	45,109	47,484	128,797	147,053

Preservation services:
Cardiac tissue	$10,679	$11,304	28,758	30,734
Vascular tissue	9,285	9,093	27,657	28,738
NeoPatch	58	--	119	--
Total preservation services	20,022	20,397	56,534	59,472

Total revenues	$65,131	$67,881	$185,331	$206,525

Revenues:
U.S.	$36,332	$37,981	$103,171	$113,548
International	28,799	29,900	82,160	92,977
Total revenues	$65,131	$67,881	$185,331	$206,525

	(Unaudited)
	September 30,	December 31,
	2020	2019
Cash, cash equivalents, and restricted securities	$64,635	$34,294
Total current assets	233,699	187,390
Total assets	782,200	605,654
Total current liabilities	53,667	45,195
Total liabilities	456,434	319,958
Shareholders’ equity	325,766	285,696

CryoLife, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Net (Loss) Income and Diluted (Loss) Income Per Common Share

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
GAAP:
(Loss) income before income taxes	$(4,181)	$(992)	$(17,082)	$97
Income tax benefit	(1,311)	(858)	(3,858)	(2,304)
Net (loss) income	$(2,870)	$(134)	$(13,224)	$2,401

Diluted (loss) income per common share	$(0.08)	$(0.00)	$(0.35)	$0.06

Diluted weighted-average common
shares outstanding	37,912	37,255	37,608	37,850

Reconciliation of (loss) income before income taxes,
GAAP to adjusted net income, non-GAAP
(Loss) income before income taxes, GAAP:	$(4,181)	$(992)	$(17,082)	$97
Adjustments:
Amortization expense	3,397	2,660	9,430	7,796
Business development, integration, and severance expense	6,005	1,250	7,481	2,562
Non-cash interest expense	1,371	407	2,261	1,225
Corporate rebranding expense	--	--	321	--
Adjusted income before income taxes,
non-GAAP	6,592	3,325	2,411	11,680

Income tax benefit calculated at a
pro forma tax rate of 25%	1,648	831	603	2,920
Adjusted net income, non-GAAP	$4,944	$2,494	$1,808	$8,760

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.08)	$(0.00)	$(0.35)	$0.06
Adjustments:
Amortization expense	0.09	0.07	0.25	0.20
Business development, integration, and severance expense	0.16	0.03	0.20	0.06
Non-cash interest expense	0.04	0.01	0.06	0.03
Corporate rebranding expense	--	--	0.01	--
Tax effect of non-GAAP adjustments	(0.07)	(0.02)	(0.13)	(0.06)
Effect of 25% pro forma tax rate	(0.01)	(0.02)	0.01	(0.06)
Adjusted diluted income per common share,
non-GAAP	$0.13	$0.07	$0.05	$0.23

Diluted weighted-average common
shares outstanding	38,357	37,940	38,151	37,850

CryoLife, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP

Revenues and Adjusted EBITDA

(In thousands, except per share data)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2020	2019	Growth Rate	2020	2019	Growth Rate
Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$65,131	$67,881	-4%	$185,331	$206,525	-10%
Impact of changes in currency exchange	--	4		--	(1,719)
Total constant currency revenues, non-GAAP	$65,131	$67,885	-4%	$185,331	$204,806	-10%

Reconciliation of total revenues, GAAP to
total revenues, non-GAAP:
Total revenues, GAAP	$65,131	$67,881	-4%	$185,331	$206,525	-10%
Less CardioGenesis cardiac laser therapy	(83)	(1,354)		(358)	(4,966)
Total GAAP revenues excluding CardioGenesis	65,048	66,527	-2%	184,973	201,559	-8%
Impact of changes in currency exchange	--	4		--	(1,719)
Total constant currency revenues excluding CardioGenesis, non-GAAP	$65,048	$66,531	-2%	$184,973	$199,840	-7%

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation of net (loss) income, GAAP to
adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(2,870)	$(134)	$(13,224)	$2,401
Adjustments:
Depreciation and amortization expense	5,176	4,526	14,818	13,257
Interest expense	4,940	3,555	11,980	11,260
Business development, integration, and severance expense	6,005	1,250	7,481	2,562
Stock-based compensation expense	2,358	2,462	7,432	6,581
(Income) loss on foreign currency revaluation	(2,073)	2,419	846	2,669
Corporate rebranding expense	--	--	321	--
Income tax benefit	(1,311)	(858)	(3,858)	(2,304)
Interest income	(13)	(259)	(181)	(608)
Adjusted EBITDA, non-GAAP	$12,212	$12,961	$25,615	$35,818